Exhibit 99.1

Freshpet, Inc. Names William Cyr as Chief Executive Officer

Company Appoints Seasoned Executive with Over 30 Years of Branded Consumer Packaged Goods Industry Experience

SECAUCUS, N.J. – July 27, 2016 – Freshpet, Inc. (NASDAQ: FRPT) (“Freshpet” or the “Company”) today announced that its Board of Directors has named veteran consumer packaged goods executive William (“Billy”) Cyr as the Company’s Chief Executive Officer, effective September 6, 2016. The Company also expects that Mr. Cyr will join the Company’s Board of Directors at that time.

Mr. Cyr joins Freshpet with more than 30 years of experience in key consumer packaged foods leadership roles at Sunny Delight Beverages Company and Procter & Gamble Company. Most recently, he served for almost 12 years as President and Chief Executive Officer of Sunny Delight, a leading producer, distributor and marketer of juices, juice drinks and flavored waters in North America serving a wide range of customers in the grocery, club, mass merchandise, convenience, dollar and drug channels. While at Sunny Delight, Mr. Cyr managed and oversaw the Company’s multi-national operations, building a team of over 600 employees with operations in eight countries and successfully engineered the Company’s turnaround plan returning the Company to growth and profitability.

Charlie Norris, Chairman of the Freshpet Board of Directors, commented, “After an extensive search, we are delighted that Billy Cyr will join us as Chief Executive Officer of Freshpet. Billy is a highly accomplished consumer packaged goods executive with strong experience in leading brands that have a refrigerated supply chain and we welcome his leadership, brand and innovation expertise as we continue to gain share in existing retailers and expand into new retail partners in North America and abroad. We have every confidence Billy has the right combination of strategic leadership and personnel skills to lead Freshpet into a new phase of growth and build value for our stockholders. In addition, we are grateful to Walt George and Scott Morris for their strong leadership during this time of transition.”

Scott Morris, Freshpet’s President, Chief Operating Officer and Co-founder, commented, “Billy will bring extensive experience and great leadership to the Freshpet team. His entrepreneurial spirit, passion around innovation and disruption fits well with our strong culture of growth. We look forward to him helping us reach the fullest potential of the company, creating the next horizon for Freshpet and achieving our mission to improve the lives of pets by bringing them the power of fresh, natural food.”

Mr. Cyr brings a strong track record of strategic leadership to Freshpet. Over his nearly 20-year tenure at Procter & Gamble beginning in 1985, Mr. Cyr held numerous senior executive roles including most recently serving as Vice President and General Manager of the North American Juice Business and Global Nutritional Beverages. In this position, he led a team of more than 500 employees across five manufacturing facilities and two continents. He also led brand growth and marketing over the years for leading packaged foods brands including Crisco and Duncan Hines. Mr. Cyr served as a Board and Executive Committee Member of the Grocery Manufacturers Association, a position he held since 2002. Additionally, he has been a member of the Board of Directors of American Beverage Association since 2007 and on the Executive Committee since 2012.

“I am honored and excited to have the opportunity to lead Freshpet and join a strong team with significant experience in the pet food industry,” said Mr. Cyr. “I have admired the Freshpet brand and its differentiated pet food products and believe that we have tremendous opportunity for future growth both domestically and internationally. I look forward to working with Scott, our leadership team and employees to realize the growth potential of Freshpet.”

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, Freshpet foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Freshpet foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States and Canada. From the care Freshpet takes to source their ingredients and make their food, to the moment it reaches your home, Freshpet’s integrity, transparency and social responsibility are the way they like to run their business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

Freshpet Facebook

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Investor Contact:

Katie Turner

646-277-1228

katie.turner@icrinc.com

Media Contact:

Michael Fox

203-682-8218

Michael.fox@icrinc.com

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